Exhibit 99.1

Translation of Equipment Leasing Agreement

Lessor:    Weifang Yuhe Poultry Co., Ltd.
Address:
Lessee:    Shandong Nongbiao Purina Feed Co. Ltd.
Address:

WHEREAS

1. The Lessor is specialised in poultry feeding and breeding.

2. The Lessor needs to provide factory support for keeping the breeding production and  supplying feed products exclusively.

3.  The Lessee is a professional feed manufacturer and agrees to cooperate with the  Lessor as stated above.

4.  The Lessor has obtained land use right for feed factory in Weifang City and has  completed part of the housing construction and the land mentioned above has been let  to the Lessee (See the Tenancy Agreement signed by the parties on DD MM 2008  (the “Tenancy Agreement” hereinafter))

Both parties have agreed through amicable consultation as follows:

1. Cooperation Plan

The Lessee invests no more than RMB10,000,000 for the acquisition and installation of feed production equipment to be placed in the premises of the leased land. The payment made by the Lessee for the purchase of installation facilities constitutes part payment for the leased land, property and equipment.

2. Acquistion and Installation of Feed Production Equipment

Upon entering into this Agreement, both the Lessee and the Lessor, pursuant to the contract with Shanghai Shende Company, which is an equipment supplier for the purchase of installation facilities and according to the progress of the contruction project, agree to pay in installments directly to Shanghai Shende Company. Upon the receipt of each payment, Shanghai Shende Company will issue an invoice to the Lessor who shall then issue a rent invoice to the Lessee.

3. Supervision of the Installation Construction

The Lessor authorizes the Lessee to assign personnel to the site to supervise the installation of equipment, the staff of the Lessee has the right to give instructions and recommendations to Shanghai Shende Company.

4. Cost-sharing

The expected investment by the Lessee is capped at RMB10,000,000, which shall be paid by the Lessee in advance. If the expected investment amount is insufficient to cover the necessary construction and equipment costs or other expenses, the Lessor shall bear part of the difference between the actual costs incurred and the expected investmenet costs but no more than RMB1,700,000, to ensure that the factory can commence operation on DD MM 2009. Any extra costs incurred shall be borne by the Lessee.

5. Lease Term

The leasing period of the equipment is 10 years, starting from the date when the Lessee has occupied and started operation, after the completion of the installation of the equipment.

6. Rent

The annual rent for the leased land, premises and facilities is RMB1,500,000, which will be offset against the RMB10,000,000 pre-paid by the Lessee. After the offset, the Lessee shall pay rent half yearly at the beginning of the relevant period.

7.  Equipment Ownership and Mortgage

The equipment is owned by the Lessor. After the completion of the installation of equipment, both parties shall enter into a mortgage arrangement in which the Lessee shall be the mortgagee. The specific mortgage agreement shall be entered into by both parties separaetly, and it shall be submitted to the competent local authority for record. All the relevant costs shall be borne by the Lessee.

8. Other Fittings and Addition

The Lessor agrees to let the Lessee to add or modify fixtures and fittings on the leased land, premises or equipment necessary for production and management purposes. The ownership of any annexation or addition shall be vested with the Lessee.

9. Extension

During the leasing period, if both parties agree to expand the current production capacity, including the construction of the second phase, both parties shall continue to operate in the same manner as envisaged by this Agreement, that is, the expansion shall be funded by the Lessee. The cost shall then be offset against the annual rent of RMB1,500,000 starting from the date when the Lessee begins to make rental payment in cash and counting from that day accordingly.

10. Third-party Guarantee

As the Lessee makes a more substantial investment at the beginning, the term of the lease is rather long, and the leased land and premises have been mortgaged, the Lessee is therefore subject to more risk than the Lessor. Hence, besides the mortgage, the Lessor shall provide third-party guarantee to the Lessee, Shandong Yuhe Food Group Co., Ltd shall be the guarantor of the Lessor in connection with the execution of this Agreement. The guarantee agreement shall be entered into by the three parties respectively.

11. Payment of Balance

According to the agreed investment budget for the equipment and facilities, the Lessee shall set aside enough money for direct payment of the balance. Upon the completion of the registration of the land lease and the receipt of satisfactory third-party guarantee, any surplus from the RMB10,000,000 investment budget (approximately RMB1,700,000 ) shall be pre-paid by the Lessee within a week to the Lessor who shall then issue an invoice for the relevant payment.

12. Property Insurance

The Lessor shall purchase full and adequate property insurance for the leased premises and equipment. The Lessee and the Lessor shall both be the beneficiaries. The Lessee shall be entitled to direct compensation, which shall not be more than the amount of the rent which has not been offset, from the insurance company. The Lessor shall produce a copy of the insurance invoice and policy to the Lessee every year. The insurance costs have been included in the rent.

13. Labor Assistance

The Lessor agrees to supply, select and recommend any staff necessary for the operation of the feed factory. Specific details shall be agreed by both parties in a separate labor assistance contract.

14. Exclusive Supplier

The Lessor guarantees that, after the feed factory starts operation, all the feed necessary for breeding shall be supplied by the Lessee’s feed factory exclusively. The Lessee guarantees that all feed supplies satisfy the national standards and their nutritional value shall not be less than the feed products produced by the Lessor. Specific supply agreement shall be entered into by both parties separately but it shall be part of this Agreement.

15. Breach on the Part of the Lessor

(i)	Earlier termination of this Agreement by the Lessor, collects, disposes of or sale of the land, premises and equipment by the Lessor.

(ii)	The Lessor causes the land and premises to be charged because the Lessor fails to repay the loans, pay the construction costs or for some other reasons.

(iii)	The mortgagee or other creditors sell, dispose of or freeze the assets in a way which affects the normal operation of the Lessee.

(iv)	The Lessor fails to repay its debt when it falls due or goes into liquidation.

(v)	The relevant premises and land are relocated or collected by the government authority as a result of urban construction.

16. The Lessor’s Liability in the Event of Breach

In the first 5 years of the the leasing period, if there is any breach as stated above, the Lessor shall return the balance of the rent after any offset and shall pay a liquidated damages of RMB 4,500,000 .

In the last 5 years of the leasing period, if there is any breach as stated above, the Lessor shall return the balance of the rent after any offset and shall pay a liquidated damages of RMB 3,000,000 .

17. Breach on the Part of the Lessee

(i)	The Lessee terminates this Agreement before the expiration of the term of the lease.

(ii)	The Lessee assigns the land, premises and equipment under this Agreement to others without the consent of the Lessor.

18. The Lessee’s Liability in the Event of Breach

During the term of the lease, if there is any breach as stated above, the rent pre-paid by the Lessee shall not be returned to the Lessee and shall be treated as liquidated damages. Besides, the Lessee shall pay a liquidated damages of RMB1,500,000.

19. Dispute Resolution

Any dispute arising from and relating to this Agreement between the two parties shall be submitted to the China International Economic and Trade Arbitration Commission in Beijing for arbitration, and in accordance with the application procedures and rules of the Commission that are currently in place to conduct arbitration proceedings. An arbitral award shall be final and binding on both parties.

20. Other Issues

This Agreement is the primary agreement between both parties in relation to the lease arrangement, it prevails over other related supplementary contracts. There are two copies of this Agreement, each party retains one copy .

Both parties shall keep the content of this Agreement and the cooperation of both parties confidential and shall not disclose or advertise any information in this regard to any third party without the written consent of the other contracting party. Both parties shall not use the trademark, trading name or company name of the other without the written consent of the other contracting party .

21. Production certificate

By using the leased land, premises and equipment, the Lessee shall set up the main operating unit and apply for any certificate or document required for the production operation, including but not limited to, the production permit, proof of boiler safety inspection, fire safety certificate. The Lessor shall provide necessary assistance in this regard.

Lessor: Weifang Yuhe Poultry Co., Ltd.

Lessee: Shandong Nongbiao Purina Feed Co., Ltd.

Representative:	Representative:
[Signature]	[Signature]

Date: November 11, 2008	Date: November 11, 2008